Exhibit 99.1

FOR IMMEDIATE RELEASE

ALTABA ANNOUNCES AGREEMENT TO SELL

UP TO 613,888,888 SHARES OF YAHOO JAPAN CORPORATION

TO SOFTBANK CORP. FOR JPY 360 PER SHARE IN CASH

ALTABA AND SOFTBANK TERMINATE JOINT VENTURE AGREEMENT

RELATING TO YAHOO JAPAN

NEW YORK — July 9, 2018 — Altaba Inc. (“Altaba” or the “Fund”) (NASDAQ: AABA) announced that it has entered into a definitive agreement with SoftBank Corp., which is currently a wholly-owned subsidiary of SoftBank Group Corp., to sell up to 613,888,888 shares of Yahoo Japan Corporation common stock that it currently holds to SoftBank Corp. for JPY 360 (approximately US$ 3.26) per share in cash. The price is the closing price of Yahoo Japan common stock as quoted on the Tokyo Stock Exchange on July 9, 2018, Tokyo time, the last quoted price prior to this announcement.

In order to comply with Japanese legal requirements, the transaction is being structured as a tender offer by SoftBank Corp. pursuant to which SoftBank Corp. will tender for 613,888,888 Yahoo Japan shares, or the equivalent of US$ 2 billion at the tender offer price. Altaba has agreed to tender at least 613,888,888 shares in the tender offer. Other shareholders of Yahoo Japan will also be able to tender shares held by them in the tender offer. If the tender offer is oversubscribed, then the number of shares that will be purchased from tendering shareholders, including Altaba, will be subject to proration based on the number of shares tendered by each shareholder in accordance with Japanese tender offer rules.

If no other Yahoo Japan shareholders participate in the tender offer, and Altaba sells 613,888,888 shares in the tender offer, upon consummation, based on current holdings, Altaba would continue to hold 1,363,393,312 shares of Yahoo Japan, or approximately 27% of the shares outstanding, after giving effect to the consummation of the concurrent self-tender by Yahoo Japan described below.

The tender offer is expected to commence on July 11, 2018 Japan time, and will expire August 8, 2018, subject to extension. The consummation of the tender offer is subject to receipt of Japanese competition law clearance and other customary conditions.

Concurrently with the commencement of the tender offer by SoftBank Corp., Yahoo Japan will commence a self-tender to offer to acquire up to 611,111,111 of its shares at a price of JPY 360 per share. SoftBank Group Japan Corporation, another wholly-owned subsidiary of SoftBank Group Corp., has agreed to tender 611,111,111 shares of Yahoo Japan Corporation held by it into Yahoo Japan’s self-tender offer. The Yahoo Japan self-tender offer will expire August 9, 2018, subject to extension, the day following the initial expiration of the SoftBank Corp. tender offer. Altaba has agreed not to tender any shares of Yahoo Japan held by it into the self-tender, and SoftBank Group Japan Corporation has agreed not to tender shares of Yahoo Japan held by it into the tender offer by SoftBank Corp.

Altaba and SoftBank Group Japan Corporation, and the other SoftBank entities that are parties thereto, have also agreed, with immediate effectiveness, to terminate the joint venture agreement among them relating to Yahoo Japan Corporation. In connection with the termination of the joint venture agreement, Arthur Chong and Alexi A. Wellman have resigned from the board of directors of Yahoo Japan Corporation. As part of the termination of the joint venture agreement, the parties agreed that for a period of 12 months or such time as Altaba’s ownership interest in Yahoo Japan falls below five percent of Yahoo Japan, Altaba would continue to have consent rights with respect to certain extraordinary transactions involving Yahoo Japan.

Thomas McInerney, Chief Executive Officer of Altaba, said, “This transaction allows us to sell a meaningful portion of our shares at the current market price. We will also benefit, through our ongoing shareholdings, from the accretive buyback by Yahoo Japan and obtain greater flexibility regarding our remaining shareholdings going forward.”

The transactions described herein have no impact on the timing or terms of Altaba’s previously announced self-tender, which continues to be open. Altaba will file a Current Report on form 8-K with the Securities and Exchange Commission providing further details on the agreements described above.

About Altaba Inc.

Altaba is an independent, publicly traded, non-diversified, closed-end management investment company registered under the 1940 Act. The Fund’s assets primarily—but not entirely—comprise two investments: the first a substantial position in Alibaba, which has become one of the world’s largest online retailers, and the second in Yahoo Japan Corporation, now a leading Japanese internet company.

Prior to June 16, 2017, Altaba was known as “Yahoo! Inc.” Altaba was created from Yahoo! Inc. after the sale of its operating businesses, at which time Yahoo! Inc. reorganized as an investment company, was renamed Altaba Inc., and began trading under the Nasdaq ticker symbol AABA.

Visit www.altaba.com for more information.

Investor Relations and Media Contact

Abernathy MacGregor

Alan Oshiki

212-371-5999

altaba@abmac.com

Forward-Looking Statements

This press release contains “forward-looking statements,” including statements relating to the transactions described herein, which reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of those words or other comparable words. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to our portfolio investments, operations, financial results, financial condition, business prospects, liquidity and planned transactions. Factors which could have a material adverse effect on our operations, future prospects and value of our shares include, but are not limited to:

•	the risk that SoftBank Corp. may not commence or complete its tender offer and purchase 613,888,888 Yahoo Japan shares pursuant to the tender offer or otherwise;

•	the risk that Yahoo Japan may not commence or complete its self-tender offer for and purchase 611,111,111 Yahoo Japan shares pursuant to the self-tender offer or otherwise;

•	risks relating to the impact of the transactions on the value of Altaba’s holdings in Yahoo Japan and on Altaba’s net asset value;

•	Altaba’s ability to sell additional shares of Yahoo Japan at acceptable prices during or after the tender offer period for SoftBank Corp.’s tender offer;

•	risks relating to the termination of the joint venture agreement with respect to Altaba’s investment in Yahoo Japan;

•	risks relating to the use by Altaba of the proceeds of the sale of Yahoo Japan shares in the transactions;

•	the impact of the announcement of the transactions on Altaba’s pending tender offer for shares of its common stock in exchange for American Depositary Receipts of Alibaba Group Holding Limited;

•	the possibility of incurring certain tax liabilities, including certain state and foreign taxes, and the availability of a foreign tax credits with respect to Altaba’s federal income tax;

•	the possibility that Altaba will pursue other transactions or other actions, including continuing to sell shares of Yahoo Japan Corporation consistent with Altaba’s previously announced intent, additional exchange offers of Alibaba ADSs (with or without cash) for shares, additional sales of Alibaba ADSs for cash, additional repurchases of shares either through tender offers or open market purchases using the proceeds from sales of Alibaba ADSs and/or shares of Yahoo Japan Corporation, converting to an open end fund to permit redemptions of shares in-kind for Alibaba ADSs and adoption of a plan of liquidation and dissolution followed by one or more distributions of cash and/or other assets pursuant to such plan; and

•	Altaba’s intention to retain sufficient assets to be able to satisfy or provide for its contingent liabilities before making any additional distributions to stockholders.

We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. The foregoing should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors described under the caption “Principal Risks” in our Form N-CSR for the fiscal year end December 31, 2017 filed with the SEC and other documents we file with or furnish to the SEC. Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Because we are an investment company, the forward-looking statements and projections contained in this press release are excluded from the safe harbor protection provided by Section 21E of the Securities Exchange Act of 1934, as amended.

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